Exhibit 99.1

Vislink Reports Second Quarter 2024 Financial and Operational Results

Q2 Revenue Jumps 73% Year-Over-Year to $8.7 Million, First Six Months Revenue Reaches $17.3 Million

Vislink Lands Government Orders and Expands Market Reach with Assignment of NATO Stock Numbers and OEM Supplier Approvals

Mt. Olive, NJ — August 14, 2024 — Vislink Technologies, Inc. (“Vislink” or the “Company”) (Nasdaq: VISL), a global technology leader in the capture, delivery, and management of high-quality, live video and associated data in the media and entertainment, public safety, and defense markets, today reported results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Results

●	Revenue increased 73% to $8.7 million, up from $5.0 million in the prior year period. The revenue increase resulted from strong growth in sales to both MilGov and Live Production customers.
●	Gross margin increased to 56%, up from 53% in the prior year period. The year-over-year improvement in gross margin reflects greater operating efficiency and a higher mix of new products. Gross margin performance was slightly offset by delayed revenue recognition of higher margin services revenue due to longer customer integration and installation cycles with large MilGov customers.
●	Net loss improved to $(2.3) million, or $(0.93) per share, from $(3.0) million, or $(1.27) per share, in the prior year period. This improvement is largely attributed to increased revenue and improved gross margins when compared to the prior period.
●	Cash and short-term investments were $11.5 million at June 30, 2024, compared to $14.2 million at March 31, 2024. Longer acceptance timeframes for new products delivered to MilGov customers caused a greater proportion of working capital to be concentrated in customer accounts. Working capital was $29.0 million at the end of the second quarter compared to $31.8 million at December 31, 2023. The Company expects to continue enhancing working capital performance by optimizing inventory management and accelerating customer acceptance of new products.

Second Quarter 2024 and Recent Operational Highlights

●	Delivered initial shipments for significant orders with MilGov customers, including U.S. Customs and Border Protection. These orders demonstrate Vislink’s ability to convert Broadcast Microwave Services, LLC (“BMS”) customers and meet the stringent technical requirements of MilGov clients, including installation and integration with airborne assets.
●	Grew weighted sales pipeline to $51 million, reflecting strong demand across all markets.
●	Strengthened MilGov market position by securing NATO Stock Numbers for its AVDS products, facilitating streamlined procurement and distribution within NATO member countries. This milestone raises Vislink’s credibility and market access in the defense sector and augments Vislink’s achieving approved supplier status from three global aerospace OEMs earlier in the year.
●	Service/software revenue was 8% of total revenue for 2024 with a continued focus on leveraging the infrastructure platform to drive recurring revenues through the LinkMatrix platform.
●	Accelerated expansion into the large and growing Drone Command and Control (Drone C2) market, increasing its R&D investment, driven by high customer interest in the rapidly growing Drone C2 market, focusing on manned and unmanned applications. The Company continues demonstrating its ability to leverage its current IP portfolio and adapt its technology to support emerging use cases.
●	Appointed Donnie Gilliam as Vice President of Operations to enhance operational efficiency and drive successful customer outcomes.

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Management Commentary

“Vislink’s second quarter results show our continuing progress, highlighting the effectiveness of our strategic initiatives and the continued execution of our growth plans,” stated Mickey Miller, CEO of Vislink. “We achieved a 73% increase in revenue, reaching $8.7 million, driven by continued advancement in both the MilGov and Live Broadcast markets. Our weighted sales pipeline grew to $51 million, reflecting strong customer optimism for our refreshed product portfolio. Recent shipments to U.S. Customs and Border Protection and other MilGov End Users and OEMs demonstrate our ability to seamlessly integrate existing AVDS products with assets acquired from BMS to expand our customer base and capabilities.

“As we progress through the second half of the year, we are driving innovation by increasing our investment in R&D in multiple areas. Our developments in AVDS and unmanned and manned drone systems demonstrate how we are strengthening our position in aerial and terrestrial solutions. These efforts are expected to improve our market position and ability to capitalize on the growing demand for Unmanned Control, Command, and Payload solutions. Recent significant orders and market penetration underscore our momentum and expanding impact in this exciting, high-growth market.

“With the upcoming launch of our upgraded and unified ERP system this fall, we anticipate further improvements in supply chain efficiency and operational performance. These improvements will support our ongoing efforts to enhance gross margins and reduce operating costs. While we continue to target cash flow neutrality by the end of 2024, timing may vary as we strategically prioritize incremental R&D investments that meet customer needs in high-growth markets. Our goal is to develop differentiated IP that can be leveraged for a high return on investment. We expect to offset the additional R&D investment through operational improvements that will allow us to achieve positive cash flow in 2025.”

Conference Call

Management will host a conference call today, August 14, 2024, at 8:30 a.m. Eastern Time to discuss its financial results for the second quarter ended June 30, 2024.

Vislink management will host the presentation, followed by a question-and-answer period.

Toll-Free Number: 1-833-953-2432

International Number: 1-412-317-5761

Webcast: Click here to register

Please register online at least 10 minutes before the start time (although you may register, dial in, or access the webcast anytime during the call). If you have difficulty registering or connecting to the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live here and available for replay via the Investor Relations section of Vislink’s website.

A replay of the conference call will be available after 11:30 a.m. Eastern Time on the same day through Wednesday, August 28, 2024.

Toll-Free Replay Number: 1-877-344-7529

International Replay Number: 1-412-317-0088

Replay ID: 8830402

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Non-GAAP Financial Measure: EBITDA

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting EBITDA in this earnings release and the related earnings conference call. EBITDA is a non-GAAP financial measure that is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define EBITDA as our net income (loss), excluding the impact of depreciation and amortization expense and interest income and tax). We have presented EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, establish budgets, and develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance. A reconciliation of non-GAAP EBITDA to GAAP net loss appears in the financial tables accompanying this press release as set forth below.

Note on Forward-looking Statements

Certain statements in this press release are forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, including those regarding the Company’s strategy, future operations, future revenues, growth, profitability results, and financial position, risks of supply chain constraints and inflationary pressures, projected expenses, prospects, plans including footprint and technology asset consolidations, objectives of management, new capabilities, product and solutions launches including AI-assisted and 5G streaming technologies, implementation of the ERP, R&D investments including AVDS and drone-related projects, expected contract values, projected pipeline sales opportunities and transactions in our sales pipeline, backlog realization, and order acquisitions integration including the recently acquired BMS assets, cost savings, and expected market opportunities across the Company’s operating segments including the live event production, AVDS and MilGov markets, the sufficiency of the Company’s capital resources to fund the Company’s operations and any statements regarding future results are forward-looking statements. Vislink may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing, and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed in Vislink’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”) on April 3, 2024, and in subsequent filings with, or submissions to, the SEC from time to time.

The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause the Company’s expectations and beliefs to change. While the Company may elect to update these forward-looking statements publicly at some point in the future, the Company specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date stated herein.

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About Vislink Technologies, Inc.

Vislink Technologies is a global technology leader in capturing, delivering, and managing high-quality live video and associated data. With a renowned heritage in video communications encompassing over 50 years, Vislink has revolutionized live video communications by delivering the highest-quality video from the scene, even in the most challenging transmission conditions—enabling broadcasters and public safety agencies to capture and share live video seamlessly and securely. Through its Mobile Viewpoint product lines, Vislink also provides live streaming solutions using bonded cellular, 5G, and AI-driven technologies for automated news and sports productions. Vislink’s shares of common stock are publicly traded on the Nasdaq Capital Market under the ticker symbol “VISL.” For more information, visit www.vislink.com.

Media Contact:

Adrian Lambert

Adrian.lambert@vislink.com

Investor Relations Contact:

Alec Wilson and Matt Glover

Gateway Group, Inc.

VISL@gateway-grp.com

-Financial Tables to Follow-

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VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2024	December 31, 2023
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$5,649	$8,482
Accounts receivable, net	9,517	8,680
Inventories, net	14,883	14,029
Investments held to maturity	5,886	5,731
Prepaid expenses and other current assets	2,295	1,560
Total current assets	38,230	38,482
Right of use assets, operating leases	995	742
Property and equipment, net	2,053	1,902
Intangible assets, net	3,292	3,866
Total assets	$44,570	$44,992
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,172	$3,183
Accrued expenses	1,669	1,578
Notes payable	398	—
Operating lease obligations, current	744	463
Customer deposits and deferred revenue	2,261	1,490
Total current liabilities	9,244	6,714
Operating lease obligations, net of current portion	655	755
Deferred tax liabilities	436	546
Total liabilities	10,335	8,015
Commitments and contingencies (See Note 11)
Stockholders’ equity
Series A Preferred stock, $0.00001 par value per share: -0- shares authorized on June 30, 2024, and December 31, 2023, respectively; -0- shares issued and outstanding on June 30, 2024, and December 31, 2023, respectively.	—	—
Common stock, $0.00001 par value per share, 100,000,000 shares authorized on June 30, 2024, and December 31, 2023, respectively: Common stock, 2,452,482 and 2,439,923 were issued, and 2,452,349 and 2,439,790 were outstanding on June 30, 2024, and December 31, 2023, respectively.	—	—
Additional paid-in capital	348,349	347,507
Accumulated other comprehensive loss	(1,393)	(1,027)
Treasury stock, at cost – 133 shares as of June 30, 2024, and December 31, 2023, respectively	(277)	(277)
Accumulated deficit	(312,444)	(309,226)
Total stockholders’ equity	34,235	36,977
Total liabilities and stockholders’ equity	$44,570	$44,992

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VISLINK TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
OTHER COMPREHENSIVE LOSS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Revenue, net	$8,702	$5,043	$17,300	$12,231
Cost of revenue and operating expenses
Cost of components and personnel	3,806	2,361	7,361	5,675
Inventory valuation adjustments	233	175	434	304
General and administrative expenses	5,918	4,679	11,212	9,707
Research and development expenses	966	908	1,765	1,675
Depreciation and amortization	343	304	690	602
Total cost of revenue and operating expenses	11,266	8,427	21,462	17,963
Loss from operations	(2,564)	(3,384)	(4,162)	(5,732)
Other income (expense)
Unrealized gain (loss) on investments held to maturity	82	(35)	145	(63)
Other income (loss)	(1)	(11)	374	330
Dividend income	72	128	138	219
Interest income, net	87	220	178	353
Total other income	240	302	835	839
Net loss before income taxes	(2,324)	(3,082)	(3,327)	(4,893)
Income taxes
Deferred tax benefits	54	54	109	109
Net loss	$(2,270)	$(3,028)	$(3,218)	$(4,784)

Basic and diluted loss per share	$(0.93)	$(1.27)	$(1.31)	$(2.02)
Weighted average number of shares outstanding:
Basic and diluted	2,452	2,377	2,448	2,374
Comprehensive loss:
Net loss	$(2,270)	$(3,028)	$(3,218)	$(4,784)
Unrealized gain (loss) on currency translation adjustment	(156)	145	(366)	300
Comprehensive loss	$(2,426)	$(2,883)	$(3,584)	$(4,484)

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Reconciliation of GAAP to Non-GAAP Results

VISLINK TECHNOLOGIES, INC.
RECONCILIATION OF GAAP to NON-GAAP RESULTS
QUARTER ENDING June 30, 2024
(IN THOUSANDS)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Reconciliation of net income to EBITDA
Net loss	(2,270)	(3,028)	$(3,218)	(4,784)
Amortization and depreciation	343	304	690	602
Dividend income	(72)	(128)	(138)	(219)
Interest income, net	(87)	(220)	(178)	(353)
Tax	(54)	(54)	(109)	(109)
EBITDA	$(2,140)	$(3,196)	$(2,953)	$(4,863)

Stock-based compensation	218	336	682	1,257
Severance	—	9	—	359
EBITDA Non-GAAP Adjusted	$(1,922)	$(2,781)	$(2,271)	$(3,247)

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